Exhibit 99.1

News Release

Abbott Reports Fourth-Quarter 2017 Results

•                 Fourth-quarter reported sales growth of 42.3 percent; comparable operational sales growth of 7.7 percent

•                 Numerous new product approvals and launches across diverse business portfolio

•                 Issues earnings outlook for 2018, reflecting strong double-digit growth

ABBOTT PARK, Ill., Jan. 24, 2018 — Abbott today announced financial results for the fourth quarter ended Dec. 31, 2017.

•                  Fourth-quarter worldwide sales of $7.6 billion increased 42.3 percent on a reported basis and 7.7 percent on a comparable operational* basis.

•                  Reported diluted EPS from continuing operations under GAAP was a $(0.50) loss in the fourth quarter, primarily due to the net expense of $1.46 billion for the estimated1 impact of the Tax Cuts and Jobs Act (U.S. tax reform). Excluding the impact of U.S. tax reform and other specified items, adjusted diluted EPS from continuing operations was $0.74 in the fourth quarter, at the high end of the previous guidance range of $0.72 to $0.74.

•                  Abbott issues full-year 2018 guidance for diluted EPS from continuing operations on a GAAP basis of $1.22 to $1.32. Projected full-year adjusted diluted EPS from continuing operations is $2.80 to $2.90, reflecting 14.0 percent growth2 at the midpoint.

•                  In October, Abbott received U.S. FDA clearance for its Confirm Rx™ Insertable Cardiac Monitor (ICM), the world’s first and only smartphone-compatible ICM designed to help physicians remotely identify cardiac arrhythmias, and obtained CE Mark for XIENCE Sierra™, the newest generation of the company’s gold-standard XIENCE everolimus-eluting coronary stent system.

•                  In November, Abbott initiated the U.S. launch of FreeStyle® Libre, the only continuous glucose monitoring (CGM) system available that comes factory-calibrated and removes the need for routine fingersticks3 for people with diabetes. In January, Abbott announced that FreeStyle Libre is now available and approved for coverage by the U.S. Center for Medicare & Medicaid Services (CMS).

•                  In December, Abbott received U.S. FDA approval for magnetic resonance (MR)-conditional labeling for its Quadra Assura™ and Quadra Assura MP™ cardiac resynchronization therapy defibrillator (CRT-D) devices and its Fortify Assura™ implantable cardioverter defibrillator (ICD). With these approvals, Abbott has MR-conditional labeling for its full suite of pacemaker, ICD and CRT-D devices.

“2017 was a great year for us — we performed well, our new product pipeline was highly productive and we took some very important strategic steps forward,” said Miles D. White, chairman and chief executive officer, Abbott. “We’re entering 2018 with very good momentum.”

—more—

* See note on comparable operational growth on the next page.

FOURTH-QUARTER BUSINESS OVERVIEW

Note: Management believes that measuring sales growth rates on a comparable operational basis is an appropriate way for investors to best understand the underlying performance of the business.

Comparable operational sales growth:

•                  Includes prior year results for St. Jude Medical, which was acquired on Jan. 4, 2017, and reflects a reduction to St. Jude Medical’s historic sales related to administrative fees paid to conform to Abbott’s presentation;

•                  Excludes prior year and current year results for the Abbott Medical Optics (AMO) and St. Jude Medical vascular closure businesses, which were divested during the first quarter 2017;

•                  Excludes the current year results for Rapid Diagnostics, which reflect results for Alere, Inc., which was acquired on Oct. 3, 2017; and

•                  Excludes the impact of exchange.

Following are sales by business segment and commentary for the fourth quarter and the full year:

Total Company

($ in millions)

				% Change vs. 4Q16
	Sales 4Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,676	4,913	7,589	61.7	33.6	42.3	7.2	7.9	7.7
Nutrition	769	1,015	1,784	3.2	2.8	3.0	3.2	1.1	2.0
Diagnostics	692	1,214	1,906	84.6	37.8	51.7	5.7	7.1	6.7
Established Pharmaceuticals	—	1,145	1,145	n/a	17.0	17.0	n/a	14.0	14.0
Medical Devices	1,206	1,531	2,737	129.0	85.1	102.2	10.5	8.8	9.6

* Total Abbott sales from continuing operations include Other Sales of $17 million. In 2016, the AMO business, which was divested during the first quarter 2017, was reported as part of the Medical Devices group. Comparable operational growth rates above exclude results from the AMO business.

				% Change vs. 12M16
	Sales 12M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	9,673	17,717	27,390	49.1	23.3	31.3	4.0	5.4	4.9
Nutrition	3,031	3,894	6,925	2.1	(0.9)	0.4	2.1	(0.5)	0.6
Diagnostics	1,817	3,799	5,616	26.5	12.5	16.7	5.9	5.4	5.5
Established Pharmaceuticals	—	4,287	4,287	n/a	11.1	11.1	n/a	9.5	9.5
Medical Devices	4,710	5,615	10,325	130.1	76.3	97.3	4.7	6.6	5.7

* In 2017, total Abbott sales from continuing operations include Other Sales of $237 million, including sales of $175 million from the AMO business, which was divested during the first quarter 2017. In 2016, the AMO business was reported as part of the Medical Devices group. Comparable operational growth rates above exclude results from the AMO business.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Fourth-quarter 2017 worldwide sales of $7.6 billion increased 42.3 percent on a reported basis. On a comparable operational basis, worldwide sales increased 7.7 percent. Refer to pages 17 and 18 for a reconciliation of comparable historical revenue.

Nutrition

($ in millions)

				% Change vs. 4Q16
	Sales 4Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	769	1,015	1,784	3.2	2.8	3.0	3.2	1.1	2.0
Pediatric	450	550	1,000	3.6	1.5	2.4	3.6	(0.2)	1.5
Adult	319	465	784	2.7	4.3	3.6	2.7	2.8	2.8

				% Change vs. 12M16
	Sales 12M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	3,031	3,894	6,925	2.1	(0.9)	0.4	2.1	(0.5)	0.6
Pediatric	1,777	2,112	3,889	6.0	(4.3)	0.2	6.0	(3.9)	0.3
Adult	1,254	1,782	3,036	(3.0)	3.4	0.7	(3.0)	3.8	0.9

Worldwide Nutrition sales increased 3.0 percent on a reported basis in the fourth quarter, including a favorable 1.0 percent effect of foreign exchange, and increased 2.0 percent on an operational basis.

Worldwide Pediatric Nutrition sales increased 2.4 percent on a reported basis in the fourth quarter, including a favorable 0.9 percent effect of foreign exchange, and increased 1.5 percent on an operational basis. In the U.S., continued above-market growth was led by Abbott’s market-leading toddler brands, PediaSure® and Pedialyte®. International sales decreased 0.2 percent on an operational basis, as growth in China and India was offset by continued challenging market conditions in certain other international countries.

Worldwide Adult Nutrition sales increased 3.6 percent on a reported basis in the fourth quarter, including a favorable 0.8 percent effect of foreign exchange, and increased 2.8 percent on an operational basis. Worldwide sales growth was led by Ensure®, Abbott’s market-leading complete and balanced nutrition brand, and Glucerna®, Abbott’s market-leading diabetes-specific nutrition brand.

Diagnostics

($ in millions)

				% Change vs. 4Q16
	Sales 4Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	692	1,214	1,906	84.6	37.8	51.7	5.7	7.1	6.7
Core Laboratory	243	856	1,099	7.7	10.0	9.4	7.7	7.0	7.2
Molecular	37	85	122	(14.5)	15.3	4.2	(14.5)	12.4	2.4
Point of Care	116	29	145	9.8	(1.8)	7.2	9.8	(3.7)	6.8
Rapid Diagnostics *	296	244	540	n/m	n/m	n/m	n/m	n/m	n/m

* Rapid Diagnostics reflects sales from Alere, Inc., which was acquired on Oct. 3, 2017. Comparable operational growth rates above exclude results from the Rapid Diagnostics business.

				% Change vs. 12M16
	Sales 12M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	1,817	3,799	5,616	26.5	12.5	16.7	5.9	5.4	5.5
Core Laboratory	921	3,142	4,063	9.4	4.6	5.7	9.4	4.9	5.9
Molecular	160	303	463	(12.8)	11.2	1.5	(12.8)	9.8	0.7
Point of Care	440	110	550	7.0	8.2	7.3	7.0	8.0	7.2
Rapid Diagnostics *	296	244	540	n/m	n/m	n/m	n/m	n/m	n/m

* Rapid Diagnostics reflects sales from Alere, Inc., which was acquired on Oct. 3, 2017. Comparable operational growth rates above exclude results from the Rapid Diagnostics business.

n/m = Percent change is not meaningful.

Worldwide Diagnostics sales increased 51.7 percent on a reported basis in the fourth quarter. On a comparable operational basis, sales increased 6.7 percent. Refer to pages 17 and 18 for a reconciliation of comparable historical revenue.

Core Laboratory Diagnostics sales increased 9.4 percent on a reported basis in the fourth quarter, including a favorable 2.2 percent effect of foreign exchange, and increased 7.2 percent on an operational basis, reflecting continued above-market growth driven by share gains globally.

Molecular Diagnostics sales increased 4.2 percent on a reported basis in the fourth quarter, including a favorable 1.8 percent effect of foreign exchange, and increased 2.4 percent on an operational basis. As expected, growth in infectious disease testing, Abbott’s core area of focus in the molecular diagnostics market, was partially offset by a planned scale down in other testing areas, primarily in the U.S.

Point of Care Diagnostics sales increased 7.2 percent on a reported basis in the fourth quarter, including a favorable 0.4 percent effect of foreign exchange, and increased 6.8 percent on an operational basis, led by continued adoption of Abbott’s i-STAT® handheld system.

Rapid Diagnostics sales of $540 million were led by infectious disease testing, including flu and strep testing.

Established Pharmaceuticals

($ in millions)

				% Change vs. 4Q16
	Sales 4Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	1,145	1,145	n/a	17.0	17.0	n/a	14.0	14.0
Key Emerging Markets	—	894	894	n/a	15.0	15.0	n/a	12.5	12.5
Other	—	251	251	n/a	24.5	24.5	n/a	19.6	19.6

				% Change vs. 12M16
	Sales 12M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	4,287	4,287	n/a	11.1	11.1	n/a	9.5	9.5
Key Emerging Markets	—	3,307	3,307	n/a	13.6	13.6	n/a	11.9	11.9
Other	—	980	980	n/a	3.4	3.4	n/a	2.2	2.2

Established Pharmaceuticals sales increased 17.0 percent on a reported basis in the fourth quarter, including a favorable 3.0 percent effect of foreign exchange, and increased 14.0 percent on an operational basis.

Key Emerging Markets comprise several countries that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies increased 15.0 percent on a reported basis in the fourth quarter, including a favorable 2.5 percent effect of foreign exchange, and increased 12.5 percent on an operational basis. Operational sales growth was led by double-digit growth across several geographies, including India, China and Latin America.

Other sales increased 19.6 percent on an operational basis primarily due to the favorable timing of sales in certain countries during the fourth quarter.

Medical Devices

($ in millions)

				% Change vs. 4Q16
	Sales 4Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,206	1,531	2,737	129.0	85.1	102.2	10.5	8.8	9.6
Cardiovascular and Neuromodulation	1,114	1,210	2,324	263.4	192.2	222.5	10.9	3.5	6.9
Rhythm Management	247	282	529	n/m	n/m	n/m	5.8	(1.2)	2.0
Electrophysiology	163	218	381	n/m	n/m	n/m	16.4	15.8	16.1
Heart Failure	128	44	172	n/m	n/m	n/m	10.9	14.0	11.6
Vascular	289	445	734	9.5	22.7	17.2	(1.1)	(1.9)	(1.6)
Structural Heart	112	178	290	174.7	246.2	214.4	15.8	9.4	11.9
Neuromodulation	175	43	218	n/m	n/m	n/m	37.4	4.4	29.5
Diabetes Care	92	321	413	6.7	43.4	33.2	6.7	35.6	27.6

				% Change vs. 12M16
	Sales 12M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	4,710	5,615	10,325	130.1	76.3	97.3	4.7	6.6	5.7
Cardiovascular and Neuromodulation	4,378	4,533	8,911	251.1	175.0	207.7	4.9	2.1	3.4
Rhythm Management	1,030	1,073	2,103	n/m	n/m	n/m	(11.4)	(4.6)	(8.0)
Electrophysiology	609	773	1,382	n/m	n/m	n/m	11.9	12.0	12.0
Heart Failure	491	152	643	n/m	n/m	n/m	2.9	11.4	4.8
Vascular	1,180	1,712	2,892	9.2	18.0	14.2	(2.0)	(1.9)	(1.9)
Structural Heart	432	651	1,083	177.0	232.4	207.8	15.0	9.6	11.7
Neuromodulation	636	172	808	n/m	n/m	n/m	53.8	13.9	43.2
Diabetes Care	332	1,082	1,414	2.1	32.4	23.8	2.1	31.0	22.8

Worldwide Medical Devices sales increased 102.2 percent on a reported basis in the fourth quarter. On a comparable operational basis, sales increased 9.6 percent. Refer to pages 17 and 18 for a reconciliation of comparable historical revenue.

In Cardiovascular and Neuromodulation, worldwide sales in the fourth quarter were led by double-digit growth in Electrophysiology, Heart Failure, Structural Heart and Neuromodulation. In Electrophysiology, during the fourth quarter, Abbott initiated the U.S. launch of its Confirm Rx Insertable Cardiac Monitor (ICM), the world’s first and only smartphone-compatible ICM designed to help physicians remotely identify cardiac arrhythmias. Growth in Structural Heart was driven by MitraClip®, Abbott’s market-leading device for the minimally-invasive treatment of mitral regurgitation. In Heart Failure, sales growth was led by market uptake of Abbott’s HeartMate 3™ system, which received U.S. FDA approval in the third quarter of 2017. In Neuromodulation, strong double-digit growth was led by several recently launched products for the treatment of chronic pain and movement disorders.

In the fourth quarter, in Rhythm Management, Abbott received U.S. FDA approval for MR-conditional labeling for its Quadra Assura and Quadra Assura MP cardiac resynchronization therapy defibrillator (CRT-D) devices and its Fortify Assura implantable cardioverter defibrillator (ICD). In Vascular, Abbott obtained CE Mark for its XIENCE Sierra drug-eluting coronary stent system, which enhances its competitive position in this category of the market.

In Diabetes Care, worldwide sales increased 33.2 percent on a reported basis in the fourth quarter, including a favorable 5.6 percent effect of foreign exchange, and increased 27.6 percent on an operational basis. Strong double-digit international sales growth was led by FreeStyle Libre, Abbott’s revolutionary CGM system. FreeStyle Libre is the only CGM system available that comes factory-calibrated and removes the need for routine fingersticks3 for people with diabetes. During the fourth quarter, Abbott initiated the U.S. launch of FreeStyle Libre, and in January 2018, Abbott announced that FreeStyle Libre is now available and approved for coverage by CMS.

ABBOTT ISSUES FINANCIAL OUTLOOK FOR 2018

Abbott is issuing full-year 2018 guidance for diluted earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) of $1.22 to $1.32.

Abbott forecasts net specified items for the full year 2018 of approximately $1.58 per share. Specified items include intangible amortization expense, acquisition-related expenses, charges associated with cost reduction initiatives and other expenses.

Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $2.80 to $2.90 for the full year 2018.

Abbott is issuing first-quarter 2018 guidance for diluted earnings per share from continuing operations under GAAP of $0.16 to $0.18. Abbott forecasts specified items for the first quarter of $0.41 per share primarily related to intangible amortization expense, acquisition-related expenses, cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $0.57 to $0.59.

Abbott has stated its commitment to reduce its debt levels following the recent acquisitions of St. Jude Medical and Alere, Inc. For the full year 2017, Abbott generated operating cash flow in excess of $5.0 billion and free cash flow4 in excess of $4.0 billion. In January 2018, Abbott repaid $4.0 billion of debt and anticipates additional debt repayments throughout 2018.

ABBOTT ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

On Dec. 15, 2017, the board of directors of Abbott increased the company’s quarterly dividend to $0.280 per share from $0.265 per share. Abbott’s cash dividend is payable Feb. 15, 2018, to shareholders of record at the close of business on Jan. 12, 2018. This marks the 376th consecutive quarterly dividend to be paid by Abbott.

Abbott has increased its dividend payout for 46 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 99,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live fourth-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors’’ to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2016, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, (224) 668-0791

Michael Comilla, (224) 668-1872

Jeffrey Byrne, (224) 668-8808

Abbott Media:

Darcy Ross, (224) 667-3655

1 The provisional estimate of the impact of U.S. tax reform recorded in the fourth quarter of 2017 is based on Abbott’s initial analysis of the Tax Cuts and Jobs Act and may be adjusted in future periods due to, among other things, additional analysis performed by Abbott and additional guidance that may be issued by the U.S. Department of the Treasury.

2 Full-year 2018 guidance for diluted EPS from continuing operations on a GAAP basis represents 535.0 percent growth at the midpoint of the range.

3 Fingersticks are required for treatment decisions when you see Check Blood Glucose symbol, when symptoms do not match system readings, when you suspect readings may be inaccurate, or when you experience symptoms that may be due to high or low blood glucose.

4 Free cash flow equals operating cash flow less capital expenditures. In 2017, capital expenditures totaled approximately $1 billion.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Fourth Quarter Ended December 31, 2017 and 2016

(in millions, except per share data)

(unaudited)

	4Q17	4Q16	% Change
Net Sales	$7,589	$5,333	42.3

Cost of products sold, excluding amortization expense	3,263	2,312	41.1
Amortization of intangible assets	560	121	n/m
Research and development	613	343	78.9
Selling, general, and administrative	2,462	1,609	52.9
Total Operating Cost and Expenses	6,898	4,385	57.3

Operating earnings	691	948	(27.0)

Interest expense, net	211	129	63.4
Net foreign exchange (gain) loss	—	(2)	n/m
Other (income) expense, net	(94)	(54)	69.4
Earnings from Continuing Operations before taxes	574	875	(34.5)

Tax expense on Earnings from Continuing Operations	1,438	110	n/m	1)
Earnings (Loss) from Continuing Operations	(864)	765	n/m

Earnings from Discontinued Operations, net of taxes	36	33	8.4	2)
Gain on Sale of Discontinued Operations, net of taxes	—	—	—
Net Earnings from Discontinued Operations, net of taxes	36	33	8.4

Net Earnings (Loss)	$(828)	$798	n/m

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,303	$971	34.2	3)

Diluted Earnings (Loss) per Common Share from:

Continuing Operations	$(0.50)	$0.51	n/m

Discontinued Operations	0.02	0.02	—

Total	$(0.48)	$0.53	n/m

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.74	$0.65	13.8	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,746	1,483		4)

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2017 Tax expense on Earnings from Continuing Operations includes net expense of $1.46 billion for the estimated impact of U.S. tax reform. The provisional estimate of the impact of U.S. tax reform is based on Abbott’s initial analysis of the Tax Cuts and Jobs Act and may be adjusted in future periods due to, among other things, additional analysis performed by Abbott and additional guidance that may be issued by the U.S. Department of the Treasury.

2)             2017 and 2016 Earnings and Diluted Earnings per Common Share from Discontinued Operations primarily reflect net favorable adjustments to tax expense as a result of the resolution of various tax positions from previous years related to discontinued operations.

3)             2017 Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.167 billion, or $1.24 per share, for the estimated impact of U.S. tax reform, intangible amortization expense and expenses primarily associated with acquisitions, restructuring actions and other expenses.

2016 Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $206 million, or $0.14 per share, for intangible amortization expense, expenses primarily associated with acquisitions, including bridge facility fees and other debt related costs, charges related to cost reduction initiatives and other expenses.

4)             2017 Average number of common shares outstanding excludes approximately 12.2 million shares related to dilutive common stock options, which would be antidilutive as a result of the loss in the quarter.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Year Ended December 31, 2017 and 2016

(in millions, except per share data)

(unaudited)

	12M17	12M16	% Change
Net Sales	$27,390	$20,853	31.3

Cost of products sold, excluding amortization expense	12,337	9,024	36.7
Amortization of intangible assets	1,975	550	n/m
Research and development	2,235	1,422	57.2
Selling, general, and administrative	9,117	6,672	36.6
Total Operating Cost and Expenses	25,664	17,668	45.2

Operating earnings	1,726	3,185	(45.8)

Interest expense, net	780	332	n/m
Net foreign exchange (gain) loss	(34)	495	n/m	1)
Other (income) expense, net	(1,251)	945	n/m	2)
Earnings from Continuing Operations before taxes	2,231	1,413	57.8

Tax expense on Earnings from Continuing Operations	1,878	350	n/m	3)
Earnings from Continuing Operations	353	1,063	(66.8)

Earnings from Discontinued Operations, net of taxes	124	321	(61.4)
Gain on Sale of Discontinued Operations, net of taxes	—	16	n/m
Net Earnings from Discontinued Operations, net of taxes	124	337	(63.3)	4)

Net Earnings	$477	$1,400	(65.9)

Earnings from Continuing Operations, excluding Specified Items, as described below	$4,400	$3,281	34.1	5)

Diluted Earnings per Common Share from:

Continuing Operations	$0.20	$0.71	(71.8)

Discontinued Operations	0.07	0.23	(69.6)	4)

Total	$0.27	$0.94	(71.3)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$2.50	$2.20	13.6	5)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,749	1,483

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Net foreign exchange (gain) loss includes a loss of $480 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate, which is the Venezuelan government’s official floating exchange rate.

2)             2017 Other (income) expense, net includes a pretax gain of $1.163 billion from the sale of the AMO business.

2016 Other (income) expense, net includes a charge of $947 million related to an adjustment of Abbott’s holdings of Mylan N.V. ordinary shares to reflect the share price as of Sept. 30, 2016.

3)             2017 Tax expense on Earnings from Continuing Operations includes the net expense of $1.46 billion for the estimated impact of U.S. tax reform, as well as the tax associated with a $1.163 billion pretax gain on the sale of the AMO business. The provisional estimate of the impact of U.S. tax reform is based on Abbott’s initial analysis of the Tax Cuts and Jobs Act and may be adjusted in future periods due to, among other things, additional analysis performed by Abbott and additional guidance that may be issued by the U.S. Department of the Treasury.

2016 Tax expense on Earnings from Continuing Operations includes the impact of a net tax benefit of approximately $225 million, primarily as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela and an adjustment to the equity investment in Mylan and the recognition of deferred taxes associated with the sale of the AMO business.

4)             2017 and 2016 Earnings, net of taxes and Diluted Earnings per Common Share from Discontinued Operations, primarily relates to a net tax benefit as a result of the resolution of various tax positions from prior years.

5)             2017 Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $4.047 billion, or $2.30 per share, for the estimated impact of U.S. tax reform, intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions, partially offset by a gain on the sale of the AMO business.

2016 Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.218 billion, or $1.49 per share, for intangible amortization expense, the foreign exchange loss related to Venezuela, an adjustment to the equity investment in Mylan, expenses associated with acquisitions, including bridge facility fees, other charges related to cost reduction initiatives and other expenses and the recognition of deferred taxes associated with the sale of AMO, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Fourth Quarter Ended December 31, 2017 and 2016

(in millions, except per share data)

(unaudited)

	4Q17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$560	$(560)	—
Gross Margin	3,766	694	$4,460	58.8%
R&D	613	(90)	523	6.9%
SG&A	2,462	(266)	2,196	28.9%
Interest expense, net	211	(5)	206
Other (income) expense, net	(94)	69	(25)
Earnings from Continuing Operations before taxes	574	986	1,560
Tax expense on Earnings from Continuing Operations	1,438	(1,181)	257
Earnings (Loss) from Continuing Operations	(864)	2,167	1,303
Diluted Earnings (Loss) per Share from Continuing Operations	$(0.50)	$1.24	$0.74

Specified items reflect intangible amortization expense of $560 million and other expenses of $426 million, primarily associated with acquisitions, restructuring actions and other expenses, and the estimated net impact of U.S. tax reform of $1.46 billion. See page 19 for additional details regarding specified items.

	4Q16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$121	$(121)	—
Gross Margin	2,900	161	$3,061	57.4%
R&D	343	(9)	334	6.3%
SG&A	1,609	(99)	1,510	28.3%
Interest expense, net	129	(101)	28
Net foreign exchange (gain) loss	(2)	1	(1)
Other (income) expense, net	(54)	52	(2)
Earnings from Continuing Operations before taxes	875	317	1,192
Tax expense on Earnings from Continuing Operations	110	111	221
Earnings (Loss) from Continuing Operations	765	206	971
Diluted Earnings (Loss) per Share from Continuing Operations	$0.51	$0.14	$0.65

Specified items reflect intangible amortization expense of $121 million and other expenses of $196 million, primarily associated with acquisitions, including bridge facility fees and other debt related costs, charges related to cost reduction initiatives and other expenses. See page 20 for additional details regarding specified items.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Year Ended December 31, 2017 and 2016

(in millions, except per share data)

(unaudited)

	12M17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$1,975	$(1,975)	—
Gross Margin	13,078	3,153	$16,231	59.3%
R&D	2,235	(236)	1,999	7.3%
SG&A	9,117	(861)	8,256	30.1%
Interest expense, net	780	(24)	756
Other (income) expense, net	(1,251)	1,236	(15)
Earnings from Continuing Operations before taxes	2,231	3,038	5,269
Tax expense on Earnings from Continuing Operations	1,878	(1,009)	869
Earnings from Continuing Operations	353	4,047	4,400
Diluted Earnings per Share from Continuing Operations	$0.20	$2.30	$2.50

Specified items reflect intangible amortization expense of $1.975 billion and other expenses of $2.226 billion, primarily associated with acquisitions, including approximately $907 million of inventory step-up amortization related to St. Jude Medical and Alere, Inc., charges related to restructuring actions and other expenses, partially offset by a gain of $1.163 billion from the sale of the AMO business. Tax expense includes the estimated net impact of U.S. tax reform of $1.46 billion. See page 21 for additional details regarding specified items.

	12M16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$550	$(550)	—
Gross Margin	11,279	661	$11,940	57.3%
R&D	1,422	(77)	1,345	6.5%
SG&A	6,672	(249)	6,423	30.8%
Interest expense, net	332	(240)	92
Net foreign exchange (gain) loss	495	(480)	15
Other (income) expense, net	945	(910)	35
Earnings from Continuing Operations before taxes	1,413	2,617	4,030
Tax expense on Earnings from Continuing Operations	350	399	749
Earnings from Continuing Operations	1,063	2,218	3,281
Diluted Earnings per Share from Continuing Operations	$0.71	$1.49	$2.20

Specified items reflect intangible amortization expense of $550 million, an adjustment to the equity investment in Mylan of $947 million, the impact of the foreign exchange loss in Venezuela of $480 million, and other expenses of $640 million, primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses and the recognition of approximately $70 million of deferred taxes associated with the sale of AMO, partially offset by a net tax benefit of approximately $225 million, primarily as a result of the resolution of various tax positions from prior years. See page 22 for additional details regarding specified items.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the fourth-quarter tax rates for continuing operations for 2017 and 2016 is shown below:

	4Q17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$574	$1,438	250.7%	1)
Specified items	986	(1,181)
Excluding specified items	$1,560	$257	16.5%

	4Q16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$875	$110	12.7%
Specified items	317	111
Excluding specified items	$1,192	$221	18.6%

1)             Reported tax rate on a GAAP basis for the fourth quarter of 2017 includes the estimated net impact of U.S. tax reform of $1.46 billion and the impact of approximately $30 million in excess tax benefits associated with share-based compensation.

A reconciliation of the full-year tax rates for continuing operations for 2017 and 2016 is shown below:

	12M17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,231	$1,878	84.2%	2)
Specified items	3,038	(1,009)
Excluding specified items	$5,269	$869	16.5%

	12M16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,413	$350	24.8%
Specified items	2,617	399
Excluding specified items	$4,030	$749	18.6%

2)             Reported tax rate on a GAAP basis for 2017 includes the estimated net impact of U.S. tax reform of $1.46 billion, the impact of taxes associated with a $1.163 billion pre-tax gain on the sale of the AMO business and the impact of approximately $120 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Comparable Historical Revenue

Fourth Quarter Ended December 31, 2017 and 2016

($ in millions) (unaudited)

	4Q17				4Q16				% Change vs. 4Q16
						Acquired
	Abbott	Divested	Rapid	Comparable	Abbott	St. Jude		Comparable		Comparable
	Reported	Businesses	Diagnostics	Revenue	Reported	Business a)	AMO	Revenue	Reported	Reported	Operational b)

Total Company	7,589	—	(540)	7,049	5,333	1,415	(323)	6,425	42.3	9.7	7.7
U.S.	2,676	—	(296)	2,380	1,655	696	(133)	2,218	61.7	7.2	7.2
Int’l	4,913	—	(244)	4,669	3,678	719	(190)	4,207	33.6	10.9	7.9
Total Diagnostics	1,906	—	(540)	1,366	1,256	—	—	1,256	51.7	8.7	6.7
U.S.	692	—	(296)	396	375	—	—	375	84.6	5.7	5.7
Int’l	1,214	—	(244)	970	881	—	—	881	37.8	10.0	7.1
Rapid Diagnostics	540	—	(540)	—	—	—	—	—	n/m	n/m	n/m
U.S.	296	—	(296)	—	—	—	—	—	n/m	n/m	n/m
Int’l	244	—	(244)	—	—	—	—	—	n/m	n/m	n/m
Total Medical Devices	2,737	—	—	2,737	1,354	1,415	(323)	2,446	102.2	11.8	9.6
U.S.	1,206	—	—	1,206	527	696	(133)	1,090	129.0	10.5	10.5
Int’l	1,531	—	—	1,531	827	719	(190)	1,356	85.1	12.8	8.8
Cardiovascular and Neuromodulation	2,324	—	—	2,324	721	1,415	—	2,136	222.5	8.7	6.9
U.S.	1,114	—	—	1,114	307	696	—	1,003	263.4	10.9	10.9
Int’l	1,210	—	—	1,210	414	719	—	1,133	192.2	6.8	3.5
Rhythm Management	529	—	—	529	—	511	—	511	n/m	3.7	2.0
U.S.	247	—	—	247	—	233	—	233	n/m	5.8	5.8
Int’l	282	—	—	282	—	278	—	278	n/m	1.9	(1.2)
Electrophysiology	381	—	—	381	2	323	—	325	n/m	16.8	16.1
U.S.	163	—	—	163	2	137	—	139	n/m	16.4	16.4
Int’l	218	—	—	218	—	186	—	186	n/m	17.1	15.8
Heart Failure	172	—	—	172	—	152	—	152	n/m	12.9	11.6
U.S.	128	—	—	128	—	116	—	116	n/m	10.9	10.9
Int’l	44	—	—	44	—	36	—	36	n/m	19.3	14.0
Vascular	734	—	—	734	627	103	—	730	17.2	0.6	(1.6)
U.S.	289	—	—	289	264	27	—	291	9.5	(1.1)	(1.1)
Int’l	445	—	—	445	363	76	—	439	22.7	1.7	(1.9)
Structural Heart	290	—	—	290	92	159	—	251	214.4	14.8	11.9
U.S.	112	—	—	112	41	56	—	97	174.7	15.8	15.8
Int’l	178	—	—	178	51	103	—	154	246.2	14.1	9.4
Neuromodulation	218	—	—	218	—	167	—	167	n/m	30.6	29.5
U.S.	175	—	—	175	—	127	—	127	n/m	37.4	37.4
Int’l	43	—	—	43	—	40	—	40	n/m	8.9	4.4

a) Reflects reported actuals for St. Jude Medical, excluding results from the vascular closure business, as well as a reduction to St. Jude Medical sales related to the reclassification of fees paid to group purchasing organizations from the Selling, general, and administrative line.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Comparable Historical Revenue

Year Ended December 31, 2017 and 2016

($ in millions) (unaudited)

	12M17				12M16				% Change vs. 12M16
						Acquired
	Abbott	Divested	Rapid	Comparable	Abbott	St. Jude		Comparable		Comparable
	Reported	Businesses a)	Diagnostics	Revenue	Reported	Business b)	AMO	Revenue	Reported	Reported	Operational c)
Total Company	27,390	(187)	(540)	26,663	20,853	5,697	(1,195)	25,355	31.3	5.1	4.9
U.S.	9,673	(84)	(296)	9,293	6,486	2,923	(475)	8,934	49.1	4.0	4.0
Int’l	17,717	(103)	(244)	17,370	14,367	2,774	(720)	16,421	23.3	5.8	5.4
Total Diagnostics	5,616	—	(540)	5,076	4,813	—	—	4,813	16.7	5.5	5.5
U.S.	1,817	—	(296)	1,521	1,437	—	—	1,437	26.5	5.9	5.9
Int’l	3,799	—	(244)	3,555	3,376	—	—	3,376	12.5	5.3	5.4
Rapid Diagnostics	540	—	(540)	—	—	—	—	—	n/m	n/m	n/m
U.S.	296	—	(296)	—	—	—	—	—	n/m	n/m	n/m
Int’l	244	—	(244)	—	—	—	—	—	n/m	n/m	n/m
Total Medical Devices	10,325	(12)	—	10,313	5,233	5,697	(1,195)	9,735	97.3	5.9	5.7
U.S.	4,710	(6)	—	4,704	2,047	2,923	(475)	4,495	130.1	4.7	4.7
Int’l	5,615	(6)	—	5,609	3,186	2,774	(720)	5,240	76.3	7.0	6.6
Cardiovascular and Neuromodulation	8,911	(12)	—	8,899	2,896	5,697	—	8,593	207.7	3.5	3.4
U.S.	4,378	(6)	—	4,372	1,247	2,923	—	4,170	251.1	4.9	4.9
Int’l	4,533	(6)	—	4,527	1,649	2,774	—	4,423	175.0	2.3	2.1
Rhythm Management	2,103	—	—	2,103	—	2,284	—	2,284	n/m	(8.0)	(8.0)
U.S.	1,030	—	—	1,030	—	1,162	—	1,162	n/m	(11.4)	(11.4)
Int’l	1,073	—	—	1,073	—	1,122	—	1,122	n/m	(4.5)	(4.6)
Electrophysiology	1,382	—	—	1,382	12	1,223	—	1,235	n/m	11.8	12.0
U.S.	609	—	—	609	12	532	—	544	n/m	11.9	11.9
Int’l	773	—	—	773	—	691	—	691	n/m	11.7	12.0
Heart Failure	643	—	—	643	—	613	—	613	n/m	5.0	4.8
U.S.	491	—	—	491	—	477	—	477	n/m	2.9	2.9
Int’l	152	—	—	152	—	136	—	136	n/m	12.3	11.4
Vascular	2,892	(12)	—	2,880	2,532	402	—	2,934	14.2	(1.7)	(1.9)
U.S.	1,180	(6)	—	1,174	1,079	118	—	1,197	9.2	(2.0)	(2.0)
Int’l	1,712	(6)	—	1,706	1,453	284	—	1,737	18.0	(1.6)	(1.9)
Structural Heart	1,083	—	—	1,083	352	611	—	963	207.8	12.1	11.7
U.S.	432	—	—	432	156	220	—	376	177.0	15.0	15.0
Int’l	651	—	—	651	196	391	—	587	232.4	10.2	9.6
Neuromodulation	808	—	—	808	—	564	—	564	n/m	43.4	43.2
U.S.	636	—	—	636	—	414	—	414	n/m	53.8	53.8
Int’l	172	—	—	172	—	150	—	150	n/m	14.7	13.9

a) Reflects sales related to the AMO and St. Jude Medical vascular closure businesses prior to divesting in the first quarter 2017.

b) Reflects reported actuals for St. Jude Medical, excluding results from the vascular closure business, as well as a reduction to St. Jude Medical sales related to the reclassification of fees paid to group purchasing organizations from the Selling, general, and administrative line.

c) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Fourth Quarter Ended December 31, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$113	$21	$560	$—	$694
R&D	(35)	(2)	—	(53)	(90)
SG&A	(242)	(24)	—	—	(266)
Interest expense, net	(5)	—	—	—	(5)
Other (income) expense, net	69	—	—	—	69
Earnings from Continuing Operations before taxes	$326	$47	$560	$53	986
Tax expense on Earnings from Continuing Operations (d)					(1,181)
Earnings (Loss) from Continuing Operations					$2,167
Diluted Earnings (Loss) per Share from Continuing Operations					$1.24

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures. Divestiture-related items also include any gains in the period related to the sale of Mylan N.V. ordinary shares.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other expense primarily relates to the impairment of an R&D asset.

d)             Reflects net expense for the estimated tax impact of the Tax Cuts and Jobs Act, the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Fourth Quarter Ended December 31, 2016

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Venezuela Devaluation	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$11	$29	$—	$121	$—	$161
R&D	(2)	(7)	—	—	—	(9)
SG&A	(54)	(28)	—	—	(17)	(99)
Interest expense, net	(101)	—	—	—	—	(101)
Net foreign exchange (gain) loss	—	—	1	—	—	1
Other (income) expense, net	52	—	—	—	—	52
Earnings from Continuing Operations before taxes	$116	$64	$(1)	$121	$17	317
Tax expense on Earnings from Continuing Operations (d)						111
Earnings (Loss) from Continuing Operations						$206
Diluted Earnings (Loss) per Share from Continuing Operations						$0.14

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, inventory step-up amortization, and gains on a previously held investment for which the company acquired a controlling interest. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees and net interest expense associated with the debt issued in November 2016 in advance to fund the cash portion of the acquisition of St. Jude Medical in January 2017. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Other expense relates to other unusual significant costs such as a significant litigation settlement.

d)             Reflects the net tax benefit associated with the specified items and approximately $60 million of tax benefits related to the recognition of deferred tax assets associated with the sale of AMO, which was pending at December 31, 2016, partially offset by approximately $25 million primarily as a result of the resolution of various tax positions from prior years.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Year Ended December 31, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$983	$195	$1,975	$—	$3,153
R&D	(72)	(105)	—	(59)	(236)
SG&A	(812)	(50)	—	1	(861)
Interest expense, net	(24)	—	—	—	(24)
Other (income) expense, net	1,285	(34)	—	(15)	1,236
Earnings from Continuing Operations before taxes	$606	$384	$1,975	$73	3,038
Tax expense on Earnings from Continuing Operations (d)					(1,009)
Earnings from Continuing Operations					$4,047
Diluted Earnings per Share from Continuing Operations					$2.30

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures. Divestiture-related items also include any gains in the period related to the sale of Mylan N.V. ordinary shares.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Other expense primarily relates to impairments of a financial instrument and an R&D asset as well as the acquisition of an R&D asset.

d)             Reflects net expense for the estimated tax impact of the Tax Cuts and Jobs Act, the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Year Ended December 31, 2016

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Mylan Equity Investment Adjustment (c)	Venezuela Devaluation (d)	Intangible Amortization	Other (e)	Total Specifieds
Gross Margin	$24	$72	$—	$15	$550	$—	$661
R&D	(9)	(6)	—	—	—	(62)	(77)
SG&A	(133)	(89)	—	(10)	—	(17)	(249)
Interest expense, net	(240)	—	—	—	—	—	(240)
Net foreign exchange (gain) loss	—	—	—	(480)	—	—	(480)
Other (income) expense, net	38	—	(947)	(1)	—	—	(910)
Earnings from Continuing Operations before taxes	$368	$167	$947	$506	$550	$79	2,617
Tax expense on Earnings from Continuing Operations (f)							399
Earnings from Continuing Operations							$2,218
Diluted Earnings per Share from Continuing Operations							$1.49

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, inventory step-up amortization, and gains on a previously held investment for which the company acquired a controlling interest. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees and net interest expense associated with the debt issued in November 2016 in advance to fund the cash portion of the acquisition of St. Jude Medical in January 2017. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Mylan equity investment adjustment expense reflects the adjustment of Abbott’s holding of Mylan N.V. ordinary shares due to a decline in the fair value of the securities which was considered by Abbott to be other than temporary.

d)             Venezuela devaluation expenses include the foreign exchange loss of $480 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate as well as inventory and other asset impairments in Venezuela related to the move to the Dicom exchange rate. The Dicom rate is the Venezuelan government’s official floating exchange rate.

e)              Other expense relates to other unusual significant costs such as a significant litigation settlement and the impairment of an R&D asset.

f)               Reflects the net tax benefit associated with the specified items and a net tax benefit of approximately $225 million primarily as a result of the resolution of various tax positions from prior years, partially offset by the recognition of approximately $70 million of deferred taxes associated with the sale of AMO, which was pending at December 31, 2016.

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